Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2014, except for the effect of Note 17 as to which the date is May 20, 2014, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Actavis plc’s Current Report on Form 8-K dated May 20, 2014.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 30, 2014